EXECUTION VERSION

CERTAIN INFORMATION (INDICATED BY “[***]”) HAS BEEN EXCLUDED FROM THE VERSION OF THIS DOCUMENT FILED AS AN EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AGREEMENT TO AMEND AND SUPPLEMENT THE

COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

AND PRINCIPAL TRANSACTION AGREEMENT

This AGREEMENT TO AMEND AND SUPPLEMENT THE COINSURANCE AND MODIFIED COINSURANCE AGREEMENT AND PRINCIPAL TRANSACTION AGREEMENT, dated as of October 3, 2022 (this “Amendment Agreement”), amends and supplements (i) the Coinsurance and Modified Coinsurance Agreement dated as of February 1, 2022 (as may be amended, modified or supplemented from time to time, the “Reinsurance Agreement”), by and between John Hancock Life Insurance Company (U.S.A.), a Michigan-domiciled stock life insurance company (the “Ceding Company”), and Corporate Solutions Life Reinsurance Company, a Delaware-domiciled insurance company (the “Reinsurer”), and (ii) the Principal Transaction Agreement dated as of November 15, 2021 (as may be amended, modified or supplemented from time to time, the “PTA”), by and among the Ceding Company, the Reinsurer and Venerable Holdings, Inc. (“Venerable”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Reinsurance Agreement or the PTA, as the context requires.

WHEREAS, the Ceding Company, the Reinsurer and, solely with respect to the PTA, Venerable, have agreed that it is in the best interests of the parties to amend and supplement certain terms of the Reinsurance Agreement and the PTA;

WHEREAS, the Ceding Company and the Reinsurer have also agreed that it is in the best interests of the parties to memorialize their understanding with respect to that certain Discovered Contract identified by policy number 2673209 (the “Identified Contract”);

WHEREAS, pursuant to Section 12.07 of the Reinsurance Agreement, the Reinsurance Agreement may be amended, supplemented or modified by a written instrument signed by each party and any term or provision of the Reinsurance Agreement may be waived in writing by the party entitled to the benefit thereof; and

WHEREAS, pursuant to Section 9.03 of the PTA, the PTA may be amended, supplemented or modified by a written instrument signed by each party and, pursuant to Section 9.04 of the PTA, any term or provision of the PTA may be waived in writing by the party entitled to the benefit thereof.

NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, the Ceding Company, the Reinsurer and, solely with respect to the PTA, Venerable hereby agree as follows:

Amendments to Reinsurance Agreement

1.	The definition of “Ceding Company Reserves” in Section 1.01 of the Reinsurance Agreement is hereby amended and replaced in its entirety with the following:

““Ceding Company Reserves” means, as of any date of determination:

(a)	with respect to any Reinsured Contracts that are not Annuitized Reinsured Contracts, the Ceding Company Recapture Reserves as of such date of determination; and

(b)

with respect to Reinsured Contracts that are Annuitized Reinsured Contracts, the Ceding Company Statutory Reserves as of such date of determination; or the amount calculated pursuant to such other updated formula as mutually agreed by the Ceding Company and the Reinsurer.”

2.	The definition of “Ceding Company Statutory Reserves” in Section 1.01 of the Reinsurance Agreement is hereby amended and replaced in its entirety with the following:

““Ceding Company Statutory Reserves” means, as of any date of determination, the aggregate statutory reserves (including unearned premium reserves and other premium accruals) amount for the General Account Liabilities for the Reinsured Contacts that are Annuitized Reinsured Contracts, calculated in accordance with the Ceding Company Domiciliary State SAP that would be applicable to the Ceding Company (as would be reflected on Line 1, column 1 of the Liabilities section and Exhibit 5 and Line 3, column 1 of the Liabilities section and Exhibit 7 of the Ceding Company’s Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2021)), as calculated as of such date (without giving effect to this Agreement) using methodologies for modeling and setting assumptions that are based on sound actuarial principles, take into account emerging experience data and are reasonable for an insurer of similar variable annuity contracts.”

3.	The definition of “CTE70 Amount” in Section 1.01 of the Reinsurance Agreement is hereby amended and replaced in its entirety with the following:

““CTE70 Amount” means, as of any date of determination, an amount equal to the arithmetic mean of the statutory carrying value of assets required as of such date to satisfy Policyholder obligations (or the greatest present value of accumulated deficiencies) as defined in the VM-21 guidelines relating to the Reinsured Contracts (other than with respect to Annuitized Reinsured Contracts as of the applicable date of determination) in the worst 300 of the 1,000 statutory stochastic capital market scenarios determined in accordance with the Required Balance Model and Calculation Methodologies.”

4.	The definition of “Required Balance” in Section 1.01 of the Reinsurance Agreement is hereby amended and replaced in its entirety with the following:

““Required Balance” means [***]

5.	The definition of [***] in Section 1.01 of the Reinsurance Agreement is hereby amended and replaced in its entirety with the following:

[***]

6.	Section 1.01 of the Reinsurance Agreement is hereby amended to add the following defined terms in appropriate alphabetical order:

““Ceding Company Recapture Reserve Calculation Methodologies” means the principles, practices and methodologies set forth on Schedule J-3.

“Ceding Company Recapture Reserves” means, as of any date of determination, an amount equal to the arithmetic mean of the statutory carrying value of assets required as of such date to satisfy Policyholder obligations (or the greatest present value of accumulated deficiencies) as defined in the VM-21 guidelines relating to the Reinsured Contracts (other than with respect to Annuitized Reinsured Contracts as of the applicable date of determination) in the worst 300 of the 1,000 statutory stochastic capital market scenarios determined in accordance with the Ceding Company Recapture Reserve Calculation Methodologies.”

7.	Section 1.01 of the Reinsurance Agreement is hereby amended to delete the defined term “Specified CDHS” in its entirety.

8.	Section 1.01 of the Reinsurance Agreement is hereby amended to amend the defined terms “FMV Triggering Event” and “Recapture Triggering Event” by [***],

9.	The first sentence of Section 3.08(e) of the Reinsurance Agreement is hereby amended and replaced with the following:

[***]

10.	Section 3.09 of the Reinsurance Agreement is hereby amended to label the first paragraph thereof as subsection (a) and to add the following as a new subsection (b):

“(b)    [***]

11.	Section 5.04 of the Reinsurance Agreement is hereby amended to add the following new sentence at the end thereof:

“No later than [***], the Reinsurer shall provide to the Ceding Company an Investment Guidelines compliance report demonstrating the Trust Account’s compliance or non-compliance (as the case may be) with all applicable requirements in the Investment Guidelines, [***].”

12.

Section 5.08(f) of the Reinsurance Agreement is hereby amended to add the words “(including whether the Ceding Company Recapture Reserves, if applicable, were calculated in accordance with the Ceding Company Recapture Reserve Calculation Methodologies)” immediately after the words “Reference Statutory Reserves” each time they appear.

13.

Section 8.04(c) of the Reinsurance Agreement is hereby amended to add the words “(including whether the Ceding Company Recapture Reserves, if applicable, were calculated in accordance with the Ceding Company Recapture Reserve Calculation Methodologies)” immediately after the words “Ceding Company Reserves” each time they appear.

14.

Section 8.06(c) of the Reinsurance Agreement is hereby amended to add the words “(including whether the Ceding Company Recapture Reserves, if applicable, were calculated in accordance with the Ceding Company Recapture Reserve Calculation Methodologies)” immediately after the words “Ceding Company Reserves” each time they appear.

15.	The Reinsurance Agreement is hereby amended to replace Schedule N (Ceding Company Reporting) in its entirety with Exhibit A hereto.

16.	The Reinsurance Agreement is hereby amended to add Schedule J-3 (Ceding Company Recapture Reserve Calculation Methodologies), attached hereto as Exhibit B, as a Schedule to the Reinsurance Agreement.

17.	The Reinsurance Agreement is hereby amended to replace Schedule O-1 (Recapture Terminal Settlement) in its entirety with Exhibit C hereto.

18.	The Reinsurance Agreement is hereby amended to replace Schedule O-2 (Termination Terminal Settlement) in its entirety with Exhibit D hereto.

19.	The Reinsurance Agreement is hereby amended to replace Schedule E (Investment Guidelines) in its entirety with Exhibit E hereto.

20.	The Reinsurance Agreement is hereby amended to replace Schedule R (Reserve Grade-In) in its entirety with Exhibit F hereto.

21.	[***].

22.	[***].

[***]

Other Agreements

24.

Discovered Contract. The Ceding Company and the Reinsurer hereby agree that (a) the Identified Contract is the only policy, contract or other evidence of insurance constituting a Discovered Contract with respect to the first [***] following the Closing Date and there are no other Discovered Contracts with respect to such time period, (b) the Identified Contract shall not be reinsured by the Reinsurer pursuant to Section 2.07 of the Reinsurance Agreement and shall not constitute a Reinsured Contract thereunder and (c) as may be agreed by the parties pursuant to Section 2.07(a) of the Reinsurance Agreement, no amount shall be payable in respect of the Discovered Contract Transfer Amount for such Identified Contract.

25.

Additional Consideration. In consideration of the Reinsurer’s entry into this Amendment Agreement, [***], on the date hereof, the Ceding Company shall pay to the Reinsurer an additional amount equal to [***] (the “Additional Consideration”). The Ceding Company shall satisfy its obligations to pay the Additional Consideration by transferring into the Trust Account cash in an amount equal to such Additional Consideration.

26.	Acknowledgement by Reinsurer. [***]

Miscellaneous

27.

Agreement Remains in Effect. Except as expressly amended by this Amendment Agreement, each of the Reinsurance Agreement and PTA remains in full force and effect and nothing in this Amendment Agreement shall otherwise affect any other provision of the Reinsurance Agreement or the PTA or the rights and obligations of the parties thereto. All references to the Reinsurance Agreement or the PTA shall be deemed to be references to the Reinsurance Agreement or PTA, as applicable, as amended hereby, and the Exhibits and Schedules as modified pursuant to and in accordance with this Amendment Agreement shall constitute the Exhibits and Schedules for all purposes under the Reinsurance Agreement or the PTA, as applicable.

28.

Counterparts. This Amendment Agreement may be executed in two (2) or more counterparts, and by the different parties to this Amendment Agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile or other means of electronic transmission utilizing reasonable image scan technology shall be as effective as delivery of a manually executed counterpart of this Amendment Agreement.

29.

Governing Law. This Amendment Agreement shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of Michigan or, solely as pertains to the PTA, New York, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be duly executed as of the day and year first above written.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Anthony M. Teta
	Name:	Anthony M. Teta
	Title:	Head of US Legacy and Inforce Management

[Signature Page to Amendment Agreement]

CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By:	/s/ Patrick D. Lusk
	Name:	Patrick D. Lusk
	Title:	President and Chief Executive Officer

[Signature Page to Amendment Agreement]

VENERABLE HOLDINGS, INC.

By:	/s/ Patrick D. Lusk
	Name:	Patrick D. Lusk
	Title:	Executive Vice President

[Signature Page to Amendment Agreement]